UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              NOVAMED EYECARE, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

    Payment of filing fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

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      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

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      2)    Form, Schedule or Registration Statement No.:

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      3)    Filing Party:

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      4)    Date Filed:

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

                              [NOVAMED LETTERHEAD]

                                  May ___, 2003

Dear Stockholder:

      On behalf of the Board of Directors, I cordially invite you to attend the 2003 Annual Meeting of Stockholders of NovaMed Eyecare, Inc., to be held at The Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611, on Tuesday, June 24, 2003, at 2:00 p.m., Chicago time.

      The attached Notice of Annual Meeting and Proxy Statement describe the election of one director which is the only matter that we expect to be acted upon at the Annual Meeting.

      Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please vote now, either by telephone or the Internet as provided in the enclosed instructions, or by signing and dating the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

      We look forward to seeing you on June 24, 2003, and encourage you to vote as soon as possible.

                                        Sincerely,

                                        Stephen J. Winjum
                                        President, Chief Executive Officer and
                                        Chairman of the Board of Directors

                                 [NOVAMED LOGO]

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 24, 2003

                                ----------------

To the Stockholders of
NovaMed Eyecare, Inc.:

      The Annual Meeting of Stockholders of NovaMed Eyecare, Inc. (the "Company") will be held at 2:00 p.m., Chicago time, on Tuesday, June 24, 2003, at The Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611, for the following purposes:

      (1)   To elect one Class I director to the Company's Board of Directors;
            and

      (2) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      The foregoing items of business are more fully described in the accompanying Proxy Statement.

      The Board of Directors has fixed the close of business on April 28, 2003, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                        By order of the Board of Directors,

                                        John W. Lawrence, Jr.
                                        Secretary

Chicago, Illinois
May __, 2003

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE NOW, EITHER BY TELEPHONE OR THE INTERNET AS PROVIDED IN THE ENCLOSED INSTRUCTIONS, OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

                              NovaMed Eyecare, Inc.
                      980 North Michigan Avenue, Suite 1620
                             Chicago, Illinois 60611
                                 (312) 664-4100

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

      The accompanying proxy is solicited by the Board of Directors (the "Board of Directors") of NovaMed Eyecare, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 2:00 p.m., Chicago time, Tuesday, June 24, 2003, at The Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611, and any adjournments or postponements thereof. This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about May __, 2003.

      Record Date and Outstanding Shares -- The Board of Directors has fixed the close of business on April 28, 2003 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 21,440,646 shares of its common stock, par value $.01 per share (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

      Voting of Proxies -- Stephen J. Winjum and Scott T. Macomber, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Messrs. Winjum and Macomber are executive officers of the Company and Mr. Winjum is also a director of the Company. The shares represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or, if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting (attendance at the Annual Meeting will not, by itself, revoke a proxy).

      If you are a registered stockholder (i.e. you hold your NovaMed stock in certificate form), you may vote by mail, telephone or the Internet. To vote by mail, please sign and return the enclosed form of proxy. To vote by telephone or the Internet, follow the instructions attached to your proxy card. By voting by telephone or the Internet, you will appoint Messrs. Winjum and Macomber as your proxies with the same authority as if you had signed and returned the enclosed form of proxy. The deadline for voting by telephone or the Internet is 11:59 p.m., eastern time, on June 23, 2003.

      If your shares are held in a stock brokerage account or by a bank or other nominee (sometimes referred to as being held in "street name"), you are considered the beneficial owner of those shares. Your broker, bank or other nominee is considered the stockholder of record of those shares and is forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not directly vote those shares unless you obtain a signed proxy from the record holder giving you the right to do so. Your broker, bank or other nominee has enclosed or provided a voting instruction card for you to use in directing it how to vote your shares. If you are a beneficial owner of shares and do not provide your broker, as stockholder of record, with voting instructions and the broker does not have discretionary authority to vote on a particular matter, your shares will constitute broker non-votes for that matter.

      Required Vote -- The vote of a plurality of the shares of Common Stock voted in person or by proxy is required to elect the nominee for the Class I director. Stockholders are not allowed to cumulate their votes in the election of directors.

      Quorum; Abstentions and Broker Non-Votes -- The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting, and the election inspectors will determine whether or not a quorum is present. Abstentions and broker non-votes will be included in determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the vote for directors.

      Annual Report to Stockholders -- The Company's Annual Report to Stockholders for the year ended December 31, 2002, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

      The Company's Board of Directors currently consists of five directors.
Article V of the Company's Certificate of Incorporation provides that the Board of Directors will be divided into three classes, with each class serving for a term of three years. At the Annual Meeting, one Class I director will be elected for a term of three years expiring at the Company's 2006 Annual Meeting of Stockholders. The sole nominee is presently serving as a director of the Company. See "Nominee" below.

      The four directors whose terms of office do not expire in 2003 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See "Other Directors" below.

      If at the time of the Annual Meeting the nominee should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that the nominee will be unable or decline to serve as a director if elected.

                                     NOMINEE

      The name of the nominee for the office of director, together with certain information concerning such nominee, is set forth below:

                                                                  Served as
    Name             Age         Position with Company             Director     Term
                                                                    Since      Expires
Stephen J. Winjum    39      President, Chief Executive Officer      1995       2006
                             and Chairman of the Board of
                             Directors

      Mr. Winjum has served as President, Chief Executive Officer and a member of the Board of Directors of the Company since founding the Company in March 1995. In May 1998, the Board of Directors established the position of Chairman, and Mr. Winjum has served in such capacity ever since.

The Board of Directors recommends that stockholders vote FOR the nominee for election as a Class I director.

                                 OTHER DIRECTORS

      The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are duly elected and qualified.

                                                               Served as
                                                                Director        Term
       Name                   Age     Position with Company      Since         Expires
       ----                   ---     ---------------------      -----         -------
R. Judd Jessup (1)(2)          55     Director                    1998          2005
Scott H. Kirk, M.D.            50     Director                    1995          2005
Steven V. Napolitano (1)       43     Director                    1997          2005
C.A. Lance Piccolo (1)(2)      62     Director                    2000          2004

   (1) Member of Audit Committee.
   (2) Member of Compensation Committee.

      Mr. Jessup has been a director of the Company since November 1998. He is currently Chief Executive Officer of US Labs, a national reference laboratory specializing in cancer testing. He is currently a director of CorVel Corporation, an independent nationwide provider of medical cost containment and managed care services. From 1994 to 1996 he served as President of the HMO Division of FHP International Corporation, a diversified health care services company.

      Dr. Kirk has been a director of the Company since August 1995 and its National Medical Director since May 2002. Dr. Kirk has practiced ophthalmology in the Chicago area since 1982, and is currently practicing in River Forest, Illinois on behalf of Kirk Eye Center, S.C., a professional entity whose eye care professionals had been parties to long-term services agreements with the Company since January 1996. In March 2002, the Company terminated its services agreement with the Kirk Eye Center and Dr. Kirk. Dr. Kirk is currently a member of the board of directors of the Accreditation Association for Ambulatory Health Care and the Outpatient Ophthalmic Surgery Society.

      Mr. Napolitano has been a director of the Company since January 1997. Mr. Napolitano is a senior partner in the law firm of Katten Muchin Zavis Rosenman where he has practiced since 1995. Mr. Napolitano is a member of the firm's board of directors and is also a co-chair of the firm's Private Equity and Emerging Growth Company practice group. The Company has retained, and continues to retain, Katten Muchin Zavis Rosenman as outside legal counsel.

      Mr. Piccolo has been a director of the Company since November 2000. Mr. Piccolo has been President and Chief Executive Officer of HealthPic Consultants, Inc., a strategic healthcare consulting firm, since 1997. In 1996 Mr. Piccolo served as Chairman and Chief Executive Officer of Caremark International, Inc., a 1992 spin-off from Baxter International, Inc. Mr. Piccolo also currently serves as a member of the Board of Directors of Caremark Rx Inc. and Crompton Corp.

      None of the executive officers or directors is related.

      Director Compensation - At its November 2002 meeting, the Board of Directors for the first time approved cash compensation to be paid to outside directors for attendance at meetings. Each outside director, which would exclude Mr. Winjum, will be paid $2,000 per meeting attended in person, and $1,000 per telephonic meeting in which he participates. Cash compensation is only paid for meetings of the Board of Directors; no cash compensation is paid for participating in meetings of committees of the Board of Directors. In addition to cash compensation, certain outside directors have received stock option grants. The Company also reimburses its directors for their reasonable out-of-pocket expenses incurred in attending Board of Director and committee meetings.

      Meetings -- During the year ended December 31, 2002, the Board of Directors held five meetings. Each of the Company's current directors attended at least 75% of the aggregate number of board meetings held and the total number of committee meetings on which he served that were held during 2002.

      Committees of the Board of Directors -- The Board of Directors has established an Audit Committee, a Compensation Committee and a Special Committee, each comprised entirely of directors who are neither officers or employees of the Company or its subsidiaries nor individuals having any other relationship with the Company which, in the opinion of the Board of Directors, would interfere with the exercise of such director's independent judgement in carrying out their responsibilities as directors. Messrs. Jessup, Napolitano and Piccolo serve as the three members of the Audit Committee. Messrs. Jessup and Piccolo serve as the two members of the Compensation Committee and the Special Committee. The Company does not have a nominating committee.

      The Audit Committee generally has the responsibility for assessing processes related to risks and control environment, overseeing financial reporting, evaluating the independent audit process, evaluating internal accounting controls, overseeing the selection of the Company's independent auditors, and reporting to the Board of Directors regarding all of the foregoing. The Audit Committee operates under a written charter adopted by the Board of Directors, as most recently amended by the Board of Directors in February 2003 and attached hereto as Appendix A. The Audit Committee held four meetings in 2002. The Board of Directors, in its business judgment, has determined that all of the members of the Audit Committee are "independent" under current rules. If proposed rules are enacted, however, Mr. Napolitano will not meet the new independence standards and the Board of Directors would anticipate replacing Mr. Napolitano on the Audit Committee prior to the date mandated by these rules. See "Report of the Audit Committee of the Board of Directors."

      The Compensation Committee generally has responsibility for recommending to the Board of Directors guidelines and standards relating to the determination of executive and key employee compensation, reviewing the Company's executive compensation policies, recommending to the Board of Directors compensation for the Company's executive officers, and reporting to the Board of Directors regarding the foregoing. The Compensation Committee also has responsibility for administering the Company's stock option plans which includes determining the number of options to be granted to the Company's executive officers and key employees and reporting to the Board of Directors regarding the foregoing. The Compensation Committee held one meeting in 2002. See "Report of the Compensation Committee of the Board of Directors."

      The Board of Directors formed the Special Committee in November 2001 in connection with the Company's plan to discontinue its management services business. The Board of Directors determined that the establishment of the Special Committee would be conducive to objective, fully informed decision-making with regard to the multiple divestiture transactions that would be pursued in connection with the Company's plan, and would also be in the best interests of the Company's stockholders. The Board authorized the Special Committee to oversee the Company's management team in all material facets of the divestiture transactions, ranging from establishing the procedures for preparing, evaluating, tendering and negotiating the divestiture transactions, to approving the final terms and conditions of each divestiture transaction. In this capacity, and with the assistance of independent advisors, the Special Committee established the financial and contractual parameters within which it believed the divestiture transactions would be fair and reasonable to the Company, and in the best interests of the Company's stockholders. The Special Committee met and approved each of the seventeen divestiture transactions consummated by the Company as of March 31, 2003. The Special Committee held eight meetings in 2002.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table contains information regarding the beneficial ownership of the Common Stock as of April 4, 2003, by:

      o each person or group of affiliated persons known by us to beneficially own more than 5% of the outstanding shares of the Common Stock

      o     each of the Company's directors

      o     each of the Company's Named Officers (as defined below)

      o     all of the Company's directors and executive officers as a group

      Unless otherwise indicated below the persons in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

                                              Number of          Percent of
Name and Address (1)                            Shares          Voting Power
--------------------                            ------          ------------

Five Percent Stockholder:

  Kirk Family Limited Partnership (2)
      c/o Kirk Eye Center, S.C.
      7427 Lake Street
      River Forest, Illinois  60305            2,338,977            10.91%

Directors and Officers:

  Stephen J. Winjum (3)                        2,252,371             9.87%
  Scott T. Macomber (4)                          125,208                 *
  E. Michele Vickery (5)                         419,026             1.92%
  Scott H. Kirk, M.D. (6)                      2,546,824            11.87%
  R. Judd Jessup (7)                             242,683             1.13%
  Steven V. Napolitano (8)                       168,000                 *
  C.A. Lance Piccolo (9)                         108,625                 *

All Executive Officers and Directors

  As a Group:
  (7 people) (10)                              5,862,737            24.93%

-----------
      *     Less than 1%
      (1) Unless otherwise indicated, the address of the beneficial owners is c/o NovaMed Eyecare, Inc., 980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611.
      (2) The general partner of the Kirk Family Limited Partnership is Kirk Eye Center, S.C. Scott H. Kirk, M.D., a member of the Board of Directors, and his brother, Kent A. Kirk, M.D., are the shareholders of Kirk Eye Center, S.C.

      (3) Includes 1,374,271 options which are exercisable within 60 days of April 4, 2003.
      (4) Includes 125,208 options which are exercisable within 60 days of April 4, 2003.
      (5) Includes 330,000 options which are exercisable within 60 days of April 4, 2003.
      (6) Includes 2,338,977 shares of common stock held by the Kirk Family Limited Partnership and 25,000 options which are exercisable within 60 days of April 4, 2003.
      (7) Includes 106,358 shares of common stock which are held by R. Judd Jessup and Charlene Lynne Jessup, as Trustees for the R. Judd Jessup and Charlene Lynne Jessup Living Trust u/a/d May 6, 1991. Includes 1,600 shares held by Mr. Jessup's family members. Mr. Jessup disclaims beneficial ownership of all 1,600 of these shares. Also includes 28,125 options which are exercisable within 60 days of April 4, 2003.
      (8) Includes 100,000 options which are exercisable within 60 days of April 4, 2003.
      (9) Includes 90,625 options which are exercisable within 60 days of April 4, 2003.
      (10) Includes 2,073,229 options which are exercisable within 60 days of April 4, 2003.

                               EXECUTIVE OFFICERS

      The table below identifies executive officers of the Company who are not identified in the tables entitled "Election of Directors - Nominees" or "- Other Directors."

Name                                   Age                 Position
----                                   ---                 --------
Scott T. Macomber................      48          Executive Vice President and
                                                   Chief Financial Officer

E. Michele Vickery. .............      48          Executive Vice President
                                                   Operations

      Mr. Macomber joined the Company as Executive Vice President and Chief Financial Officer in October 2001. From January 2000 to October 2001, Mr. Macomber was Senior Vice President and Chief Financial Officer of Extended Care Information Network, Inc., a health care information technology company located in Northbrook, Illinois. In 1999, Mr. Macomber served as Executive Vice President and Chief Financial Officer of PeopleServe, Inc., a privately held health care services provider located in Dublin, Ohio. From before its initial public offering in 1992 through 1998, Mr. Macomber served as Senior Vice President and Chief Financial Officer of Vitalink Pharmacy Services, Inc., an institutional pharmacy provider located in Naperville, Illinois. Mr. Macomber also spent 12 years in various financial, acquisition and development positions at Manor Care, Inc., one of the largest long-term care providers in the industry. Mr. Macomber received his B.A. degree from the University of Vermont in 1976 and M.B.A. from the University of Michigan in 1979.

      Ms. Vickery has been the Company's Executive Vice President Operations since March 1997. From 1990 to 1996, Ms. Vickery was employed by Surgical Care Affiliates (SCA), a company specializing in the management of outpatient surgery centers, as a Regional Vice President from 1990 until 1992, and as one of two Senior Vice Presidents of Operations from 1992 to 1996. Upon the acquisition of SCA by HealthSouth in 1996, Ms. Vickery continued as a Senior Vice President of the Surgery Division of HealthSouth until joining the Company. Ms. Vickery received her B.S.N. from Case Western Reserve University in 1978, and her B.A. from Wittenberg University in 1976.

      Subject to the terms of their employment agreements, the executive officers serve at the discretion of the Board of Directors. Each of the executive officers has an employment agreement with the Company. See "Executive Compensation - Employment Agreements."

      Section 16(a) Beneficial Ownership Reporting Compliance -- Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange

Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during 2002 all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such reporting persons.

                             EXECUTIVE COMPENSATION

      The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2002, 2001 and 2000, of those persons who were (i) during 2002, the chief executive officer of the Company and (ii) at December 31, 2002, the two other most highly compensated (based upon combined salary and cash incentive compensation) executive officers of the Company whose total salary and bonus exceeded $100,000 during 2002 (collectively, the "Named Officers").

                           Summary Compensation Table

                                                                                 Long Term
                                                                                Compensation
                                                                                ------------
                                                 Annual Compensation               Awards
                                             ---------------------------           ------
                                                                   Other          Securities
Name and                                                          Annual          Underlying         All Other
Principal Position                   Year    Salary     Bonus      Comp.           Options          Compensation
------------------                   ----    ------     -----      -----           -------          ------------
Stephen J. Winjum                    2002   $325,000   $190,450   $12,780          240,000              ---
President, Chief Executive           2001   $325,000     ---      $34,980          325,000              ---
Officer and Chairman of the Board    2000   $306,250     ---      $22,805          120,000              ---

Scott T. Macomber (1)                2002   $230,000   $ 89,346   $ 3,780           90,000              ---
Executive Vice President and         2001   $ 42,462      ---     $   580          250,000              ---
Chief Financial Officer

E. Michele Vickery                   2002   $230,000   $ 57,100   $ 3,780           90,000              ---
Executive Vice President Operations  2001   $230,000     ---      $ 7,903          100,000              ---
                                     2000   $222,500     ---      $12,454           40,000              ---

(1) Mr. Macomber joined the Company as Executive Vice President and Chief Financial Officer in October 2001.

      Option Grants in 2002 -- The following table provides information on grants of stock options to the Named Officers during 2002. The Company has never issued stock appreciation rights.

                             Option Grants in 2002



                                                                                       Potential Realizable Value
                                                                                       at Assumed Annual Rates of
                                                                                        Stock Price Appreciation
                                             Individual Grants                            For Option Term (2)
                            -----------------------------------------------------      ---------------------------
                                           % of Total    Exercise or   Expiration
Name                        Options (1)      Options     Base Price       Date           5% ($)           10% ($)
----                        -----------      -------     ----------       ----           ------           -------
Stephen J. Winjum              240,000       21.85%         $0.78        4/2/12         $117,729           $298,349

Scott T. Macomber              90,000         8.19%         $0.78        4/2/12          $44,148           $111,881

E. Michele Vickery             90,000         8.19%         $0.78        4/2/12          $44,148           $111,881

(1)   All options are non-qualified stock options.
(2) Potential realizable value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains will be dependent on the future performance of the Common Stock and the option holder's continued employment through the vesting period. The amounts reflected in the table may not necessarily be achieved.

      Aggregated Option Exercises in 2002 and Year-End 2002 Option Values -- None of the Named Officers exercised any options during the year ended December 31, 2002. The following table provides information regarding each of the Named Officer's unexercised options at December 31, 2002. There were no stock appreciation rights exercised in, or outstanding as of the end of, 2002.

                          Fiscal Year-End Option Values

                               Number of                      Value of
                         Securities Underlying        Unexercised In-The-Money
                         Unexercised Options at              Options at
                          Fiscal Year End (#)          Fiscal Year End ($) (1)
                      ---------------------------   ----------------------------
Name                  Exercisable   Unexercisable   Exercisable    Unexercisable
----                  -----------   -------------   -----------    -------------

Stephen J. Winjum      1,347,917       427,083        $32,800        $104,000

Scott T. Macomber         87,917       252,083         $7,800         $39,000

E. Michele Vickery       304,167       145,833         $7,800         $39,000

(1) The value per option is calculated by subtracting the exercise price per option from the $1.30 closing price of the Company's common stock on the Nasdaq National Market on December 31, 2002.

      Securities Authorized for Issuance under Equity Compensation Plans - The following table summarizes the Company's employee stock purchase plan and various stock option plans as of December 31, 2002:

                      Equity Compensation Plan Information

                                                  ----------------------    -------------------    ----------------------
                                                  Number of securities       Weighted-average      Number of securities
                                                    to be issued upon       exercise price of       remaining available
                                                       exercise of             outstanding          for future issuance
                                                   outstanding options,      options, warrants          under equity
                 Plan Category                     warrants and rights          and rights          compensation plans
                 --------------                   ----------------------    -------------------    ----------------------
Stock Options

     Equity compensation plans                        5,448,079 (1)               $2.68                  827,094
     approved by security holders

     Equity compensation plans not                      869,876 (2)               $4.24                   58,498
     approved by security holders

Total Options                                         6,317,955                   $2.90                  885,592

Stock Purchase Plan

     Equity compensation plans                              N/A                     N/A                  191,599 (3)
     approved by security holders

     Equity compensation plans not                          ---                     ---                      ---
     approved by security holders

(1) Represents awards under the Company's 1999 Amended and Restated Stock Incentive Plan (the "1999 Plan"). The 1999 Plan was approved by the Company's stockholders at its annual stockholder meeting in May 2000.
(2) The Board of Directors approved the 2000 Stock Incentive Plan on February 16, 2000 (the "2000 Plan"). The total number of shares reserved and available for issuance under the 2000 Plan was 500,000. Under the terms of the 2000 Plan as originally adopted, no awards could be made after May 16, 2000. The Board of Directors adopted the 2001 Stock Incentive Plan on April 2, 2001 (the "2001 Plan"). The total number of shares reserved and available for issuance under the 2001 Plan is 700,000. All other provisions of both of the 2000 Plan and 2001 Plan are substantially similar to the 1999 Plan.
(3) Represents future shares of Common Stock that are available for issuance under the Company's Amended and Restated 1999 Stock Purchase Program approved by the Company's stockholders at its annual stockholder meeting in May 2000.

      Employment Agreements

      The Company has entered into employment agreements with its Named Officers. The agreements generally provide for the payment of an annual base salary, plus cash incentive compensation based upon the Company's executive compensation plan. See "Report of the Compensation Committee of the Board of Directors." The employment agreements also provide for the right to participate in the Company's stock option and employee benefit programs. These programs include hospitalization, disability, life and health insurance. The employment agreements impose on each employee non-competition restrictions that survive termination of employment and post-termination confidentiality obligations.

      The Company may terminate these employment agreements with or without cause or upon the Named Officer's disability. If the Company terminates a Named Officer for disability or cause, the executive is not entitled to receive any salary or other severance after the date of termination. The Company may terminate a Named Officer for cause under the agreement if he or she: (i) materially breaches any term or condition of the agreement and fails to cure such breach within a reasonable time; (ii) fails to comply with any of the Company's written guidelines that it has furnished to the executive and fails to cure such failure within a reasonable time; (iii) materially fails or willfully refuses to substantially perform his or her duties and fails to cure such failure or refusal within a reasonable time; or (iv) has committed an act constituting a felony or other act involving dishonesty, disloyalty or fraud against the Company, as reasonably determined by the Board of Directors.

      Mr. Winjum's employment agreement with the Company has an initial term of three years commencing August 17, 2001, and automatically renews on a year-to-year basis, unless either party chooses to terminate the agreement. If the Company terminates Mr. Winjum without cause, he would receive severance compensation in a fixed amount equal to his then-current base salary and pro rata cash incentive compensation for 18 months, plus health benefits for such period. If Mr. Winjum's employment is terminated following a change in control of the Company by Mr. Winjum for good reason or by the Company without cause, he would receive an amount equal to two times the sum of his annual base salary and incentive bonus plus health benefits for 24 months. If Mr. Winjum terminates his employment after the one-year anniversary of a change in control, he would receive an amount equal to one times the sum of his annual base salary and incentive bonus plus health benefits for 12 months.

      Each of Mr. Macomber and Ms. Vickery's employment agreement with the Company has an initial term of two years commencing October 16, 2001 and August 17, 2001, respectively. The terms of their agreements automatically renew on a year-to-year basis, unless either party chooses to terminate the agreement. If the Company terminates Mr. Macomber or Ms. Vickery without cause, the executive receives severance compensation in a fixed amount equal to his or her then-current base salary and pro rata cash incentive compensation for a period of twelve months and nine months, respectively, plus health benefits for such period. If Mr. Macomber or Ms. Vickery's employment is terminated following a change in control of the Company by the executive for good reason or by the Company without cause, the executive would receive an amount equal to the sum of his or her annual base salary and incentive bonus plus health benefits for 12 months. If Mr. Macomber or Ms. Vickery terminates his or her employment after the one-year anniversary of a change in control, the executive would receive an amount equal to one-half times the sum of his or her annual base salary and incentive bonus plus health benefits for 6 months.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

      The objectives of the Compensation Committee in determining the levels and components of executive compensation are to (1) attract, motivate and retain talented and dedicated executive officers, (2) provide executive officers with both cash and equity incentives to further the interests of the Company and its stockholders, and (3) compensate executive officers at levels comparable to those of executive officers at comparable companies. Generally, the compensation of the Company's executive officers is composed of a base salary and an annual incentive compensation award. In setting base salaries, the Compensation Committee generally reviews the individual contributions of the particular executive. The annual incentive compensation award is based upon the Company's executive incentive compensation plan. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of the Common Stock over time.

Base Salaries

      In determining the base salaries of the Named Officers in 2002, the Compensation Committee considered the performance of each executive, the nature of the executive's responsibilities, the salary levels of executives in the competitive marketplace, including comparable companies, and the Company's general compensation practices. At a meeting in April 2002, the Compensation Committee decided not to grant salary increases to the Named Officers in 2002. In making this determination, the Compensation Committee concluded that the existing base salaries of the Named Officers remained at a competitive level relative to the market and that salary increases would not be warranted in light of the Company's comparative stock price performance in 2001.

Cash Incentive Compensation

      An executive officer's cash incentive compensation is based upon the Company's executive incentive compensation plan which was effective as of January 1, 1999 (the "Executive Incentive Compensation Plan"), and which was approved by the Board of Directors. As of December 31, 2002, the Executive Incentive Compensation Plan covered nine of the Company's officers, including the Named Officers. Incentive amounts payable under the plan for a calendar year are based upon relative achievement of earnings targets set by the Board of Directors at the beginning of that year as well as other measures as determined by the Compensation Committee. For purposes of the 2002 calendar year only, because of the heavy emphasis during 2002 on pursuing the Company's divestiture of its management services business, some of the individual incentive plans approved by the Compensation Committee also included incentive amounts tied to the execution of the divestiture plan. Incentive compensation amounts are determined by applying a percentage to the executive's base salary. The target percentage ranges from 25% to 50%, depending on the executive's level, duties and responsibilities, and the payment can exceed these amounts if the targets are exceeded. For 2002, incentive compensation awards made to Mr. Winjum, Mr. Macomber and Ms. Vickery (the Named Officers) represented approximately 59%, 39% and 25%, respectively, of the executive's base salary.

      The Compensation Committee administers the Executive Compensation Plan. The Compensation Committee has the authority to approve all actions taken under the Executive Compensation Plan except for those actions taken with respect to Mr. Winjum. Any annual incentive compensation amount awarded to Mr. Winjum under the Executive Compensation Plan, along with all compensation matters relating to Mr. Winjum, are subject to final approval of the Board of Directors. The incentive compensation amounts awarded to the Named Officers for 2002 were approved in the foregoing manner at meetings held in February 2003.

Stock Options

      Annually, the Compensation Committee considers stock option grants to its executive officers in order to provide a long-term incentive which is directly tied to the performance of the Company's stock. These options provide an incentive to maximize stockholder value because they reward optionholders only if stockholders also benefit. The exercise price of these stock options is generally set at the fair market value of the Common Stock as determined by the Compensation Committee on the date of the option grant. In general, each option to purchase Common Stock becomes exercisable in stages beginning six months after its grant date, when 1/8th of the individual's options becomes exercisable. An additional 1/48th of each of these options becomes exercisable as of the last day of each month thereafter. Consequently, each option will generally be exercisable in full 48 months after its grant date. In making stock option grants to executives, the Compensation Committee considers a number of factors, including the performance of the particular individual, the Company's performance during the previous calendar year, achievement of specific goals, the responsibilities and the relative position of the individuals within the Company, the compensation of executives in comparable companies, the number of stock options each individual currently possesses and the exercise prices of those options.

Compliance with Section 162(m)

      The Compensation Committee currently intends for all compensation paid to its executive officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code. Section 162(m) provides that compensation paid to executive officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, such compensation is performance-based, is established by a committee of independent directors, is objective, and the plan or agreement providing for such performance-based compensation has been approved in advance by stockholders. In the future, the Compensation Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if, in its judgment, after considering the additional costs of not satisfying Section 162(m), such program is appropriate.

             Submitted by the Members of the Compensation Committee:

                          C.A. Lance Piccolo, Chairman
                                 R. Judd Jessup

      The above report of the Compensation Committee is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the Securities and Exchange Commission's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company's Compensation Committee currently consists of Messrs. Jessup and Piccolo. Neither member of the Compensation Committee has been an officer or employee of the Company at any time. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee was appointed by the Board of Directors to assist it in overseeing the quality and integrity of the Company's financial reports, financial reporting processes and internal control system, the performance and independence of the Company's auditors and related matters. The Audit Committee operates under a written charter adopted by the Board of Directors that is attached to this proxy statement as Appendix A. The Board of Directors, in its business judgment, has determined that under current rules all members of the audit committee are "independent" as defined by the National Association of Securities Dealers' listing standards for the Nasdaq National Market. Under proposed rules, however, the Board of Directors recognizes that one of the three members of the Audit Committee, Steven V. Napolitano, will not meet the new independence standards. If these proposed rules are enacted, the Board of Directors would anticipate replacing Mr. Napolitano on the Audit Committee prior to the date mandated by these rules.

      Management is responsible for the Company's financial reporting process, including its system of internal control and disclosure controls and procedures, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditor, PricewaterhouseCoopers LLP ("PwC"), is responsible for auditing those consolidated financial statements and expressing an opinion as to whether those consolidated financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles. The Audit Committee's responsibility is to oversee, monitor and review these processes. In fulfilling these responsibilities, the Audit Committee has not conducted auditing or accounting reviews or procedures, and the Audit Committee has relied on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company's consolidated financial statements.

      The Audit Committee meets periodically with the Company's management and its independent auditor, PwC, to discuss the Company's financial reports, financial reporting processes and internal control system and other related items. The Audit Committee's discussions with PwC include sessions at which management is not present, and since its retention by the Company in June 2002, PwC has had unrestricted access to the Audit Committee.

      At a meeting on February 18, 2003, the Audit Committee reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2002, with Company management and PwC representatives. At this meeting, PwC informed the Audit Committee that PwC would need to re-audit the Company's 2000 and 2001 financial statements. This need to re-audit stemmed from a combination of two factors. First, during 2002 the Company had disposed of various businesses, primarily consisting of optical dispensaries and two ambulatory surgery centers, and also elected to retain two physician practices that had previously been included in discontinued operations. As a result, the Company was required to revise the applicable prior period financial statements to reflect these changes under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets" ("SFAS No. 144"). Second, because the Company's previous auditor, Arthur Andersen LLP, was no longer in a position to recertify the revision of the Company's 2000 and 2001 financial statements required by SFAS No. 144, PwC informed the Company that it must re-audit these prior period financial statements.

      At a meeting on April 9, 2003, the Audit Committee met again with Company management and PwC representatives. The Audit Committee discussed with PwC and management the results of PwC's audit and examination of the Company's consolidated financial statements, the Company's internal controls and disclosure controls and procedures, and the overall assessment of the quality of the Company's financial accounting and reporting functions. The Audit Committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, and PwC provided the Audit Committee with the written disclosures and the letter required by the Independent Standards Board Standard No. 1. The Audit Committee discussed with PwC these materials and the firm's independence from the Company.

      Based on the Audit Committee's discussion with, and review of reports from, management and PwC, and the Audit Committee's reliance on the representation of management that the Company's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                Submitted by the Members of the Audit Committee:

                            R. Judd Jessup, Chairman
                               C.A. Lance Piccolo
                              Steven V. Napolitano

      The above report of the Audit Committee is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the Securities and Exchange Commission's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

                                PERFORMANCE GRAPH

      The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq National Market Index and the Center for Research in Security Prices (CRSP) Index for Nasdaq Health Services Stocks, during the period commencing August 18, 1999 and ending on December 31, 2002. Because the Company did not consummate its initial public offering until August 18, 1999, there was no public market for the Common Stock prior to this date. The comparison assumes $100 was invested on August 18, 1999, in the Common Stock, the Nasdaq National Market Index and the CRSP Index for Nasdaq Health Services Stocks and assumes the reinvestment of all dividends, if any.

  [THE FOLLOWING DATA WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL]

            Date         Company Index   Market Index   Peer Index
            ----         -------------   ------------   ----------
          08/18/1999        100.000        100.000        100.000
          09/30/1999        116.429        103.326         93.542
          12/31/1999         77.143        152.633         92.097
          03/31/2000        147.857        171.464         95.785
          06/30/2000        100.714        149.112         97.734
          09/29/2000         30.714        137.531        108.503
          12/29/2000         12.143         92.092        126.422
          03/30/2001         20.714         68.730        116.066
          06/29/2001         26.400         81.001        139.466
          09/28/2001         22.286         56.207        133.296
          12/31/2001         13.486         73.060        136.685
          03/28/2002          7.989         69.225        142.701
          06/28/2002          8.343         55.180        136.962
          09/30/2002         14.400         44.275        120.499
          12/31/2002         14.857         50.511        117.775

      The index level for all series was set to 100.0 on 08/18/1999

      The stock price performance shown on the graph is not necessarily indicative of future price performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Divestiture Transactions

      Effective March 1, 2002, the Company consummated a transaction with Kirk Eye Center, S.C., a professional entity whose eye care professionals had been parties to long-term services agreements with the Company since January 1, 1996, pursuant to which the long-term services agreement was terminated. Scott H. Kirk, M.D., a member of the Board of Directors, is employed by and a fifty percent shareholder of Kirk Eye Center. As part of the transaction, Kirk Eye Center paid to the Company consideration of approximately $2.3 million to terminate the long-term services agreement and acquire from the Company the assets used to operate the ophthalmology practice. Of this total consideration, $750,000 was in the form of seller financing, payable by Kirk Eye Center to the Company over a multi-year period with a variable interest rate equal to the prime rate of interest plus 1.5%. As part of the transaction, the Company and Kirk Eye Center also entered into a multi-year optical products supply agreement and a multi-year refractive services agreement. Under the refractive services agreement, the Company will be Kirk Eye Center's exclusive provider of current and future refractive technology. Kirk Eye Center paid approximately $173,000 to the Company for services provided under this agreement in 2002. Under the optical products supply agreement, the Company will be the primary provider of optical products and supplies to the Kirk Eye Center. Kirk Eye Center paid approximately $287,000 to the Company under this agreement in 2002. Prior to the closing of this divestiture transaction effective March 1, 2002, the Company recognized management services revenue of approximately $414,000 from the Kirk Eye Center.

      On June 15, 2002, the Company consummated a transaction with Williams Eye Institute, P.C., a professional entity whose eye care professionals had been parties to long-term services agreements with the Company since January 1996. Prior to this transaction, Douglas P. Williams, M.D., the owner of Williams Eye Institute and a former member of the Board of Directors, had beneficially owned more than 5% of the Company's Common Stock. Dr. Williams is also the brother-in-law of a current member of the Board of Directors, Scott H. Kirk, M.D. The transaction involved the sale of management services assets to, and the termination of the Company's long-term services agreement with, Williams Eye Institute. In addition, the Company sold one of its ambulatory surgery centers as well as optical dispensary assets to Williams Eye Institute. The aggregate consideration paid by Williams Eye Institute to the Company to terminate the long-term services agreement and purchase these assets consisted of approximately $2.7 million in cash, plus approximately 1.7 million shares of the Company's common stock. Prior to the closing of this divestiture transaction effective June 15, 2002, the Company recognized management services revenue of approximately $886,000 from Williams Eye Institute.

      On November 26, 2002, the Company consummated a transaction with Deschamps Eye Care, P.C., a professional entity whose eye care professionals had been parties to long-term services agreements with the Company since January 1996. Prior to this transaction, Eldi E. Deschamps, M.D., the owner of Deschamps Eye Care, had beneficially owned more than 5% of the Company's Common Stock. The transaction involved the sale of management services assets to, and the termination of the Company's long-term services agreement with, Deschamps Eye Care. Deschamps Eye Care paid the Company consideration of $925,000 to terminate the long-term services agreement and purchase these assets. Of this total consideration, $325,000 was in the form of seller financing, payable by Deschamps Eye Care to the Company over a multi-year period with a variable interest rate equal to the prime rate of interest plus 1.5%. As part of the transaction, the Company and Deschamps Eye Care also entered into a multi-year refractive services agreement. Under the refractive services agreement, the Company will be Deschamps Eye Care's exclusive provider of current and future refractive technology. Deschamps Eye Care paid approximately $17,000 to the Company for services provided under this agreement in 2002. Prior to the closing of this divestiture transaction effective November 26, 2002, the Company recognized management services revenue of approximately $959,000 from Deschamps Eye Care.

      In each of the foregoing transactions, the amount of consideration was determined through arm's length negotiations between the parties. The Company received a fairness opinion from an investment bank concluding that each transaction was fair from a financial point of view.

Sale of Minority Interests in Ambulatory Surgery Centers

      In connection with the divestiture transaction with Kirk Eye Center described above, the Company and Scott Kirk, along with his brother, Kent Kirk, also entered into an agreement pursuant to which Drs. Scott and Kent Kirk each acquired a ten percent equity interest in a subsidiary of the Company that owns and operates an ambulatory surgery center located in River Forest, Illinois. In consideration for this twenty percent equity interest, the Kirks paid to the Company a purchase price equal to approximately $750,000.

      In connection with the divestiture transaction with Deschamps Eye Care described above, the Company and Eldi Deschamps entered into an agreement pursuant to which Dr. Deschamps acquired a forty-nine percent equity interest in a subsidiary of the Company that owns and operates an ambulatory surgery center located in Merrillville, Indiana. In consideration for this equity interest, Dr. Deschamps delivered to the Company 725,000 shares of the Company's common stock, which the Company redeemed into treasury. The Company and Dr. Deschamps also entered into an agreement pursuant to which Dr. Deschamps will have the option to purchase the Company's remaining 51% equity interest in this ambulatory surgery center, exercisable at periodic intervals beginning March 1, 2005 through March 1, 2008.

Real Property Leases

      Effective January 1, 1999, the Company entered into a lease agreement with John P. Winjum, the father of the Company's President, Chief Executive Officer and Chairman of the Board, relating to 9,500 square feet of space comprising the Indianola, Iowa location one of the Company's wholesale optical laboratories. The lease has a five-year term and the Company paid $48,000 in rent during 2002.

      Effective January 1, 1996, the Company entered into a lease agreement with First Colonial Trust Company, as trustee on behalf of Scott H. Kirk, M.D., a member of the Board of Directors, to lease 10,098 square feet of ambulatory surgery center and eye care clinic space located in River Forest, Illinois. As part of the divestiture transaction between the Company and Kirk Eye Center discussed above, the parties amended the lease to terminate the Company's lease of the clinic space; however, the Company continued to lease approximately 4,000 square feet for its ambulatory surgery center that it owns and operates at this location. The Company paid $174,409 in rent during 2002, which amount includes the partial year rent for the clinic space.

      Effective January 1, 1996, the Company entered into a lease agreement with Mercantile National Bank of Indiana, as trustee on behalf of Douglas P. Williams, M.D., a stockholder who until June 15, 2002 had beneficially owned more than 5% of the Company's Common Stock, to lease 11,500 square feet of ambulatory surgery center and eye care clinic space in Hammond, Indiana. In connection with the divestiture transaction between the Company and Williams Eye Institute discussed above, this lease was terminated effective June 15, 2002. The Company paid $119,583 in rent during 2002.

      Effective January 1, 1996, the Company entered into a lease agreement with Eldi E. Deschamps, M.D., a stockholder who until November 26, 2002 had beneficially owned more than 5% of the Company's Common Stock, and his wife to lease approximately 10,000 square feet of ambulatory surgery center and eye care clinic space located in Merrillville, Indiana. As part of the divestiture transaction between the Company and Deschamps Eye Care discussed above, the parties amended the lease to terminate the Company's lease of the clinic space; however, the Company continued to lease approximately 3,500 square feet for its ambulatory surgery center that it owns and operates at this location. The Company paid $150,466 in rent during 2002, which amount includes the partial year rent for the clinic space.

National Medical Director and Limited Liability Company Member

      Scott H. Kirk, M.D., a member of the Board of Directors, is also the Company's National Medical Director and a 10% member of NovaMed Surgery Center of River Forest, LLC, a subsidiary of the Company that owns and operates an ambulatory surgery center in River Forest, Illinois. A wholly owned subsidiary of the Company, NovaMed Eyecare Services, LLC, is the majority owner and manager of this entity. In consideration for his duties as National Medical Director, the Company granted Dr. Kirk options to acquire 100,000 shares of the Company's Common Stock. The options vest monthly over a four-year period. The aggregate amount of distributions made by NovaMed Surgery Center of River Forest, LLC in early 2003 for the period ending December 31, 2002 was $155,798, of which Dr. Kirk received his pro rata ownership percentage.

                              INDEPENDENT AUDITORS

      On July 25, 2002, the Company dismissed its independent public accountants, Arthur Andersen LLP ("Andersen"), and engaged
PricewaterhouseCoopers LLP ("PwC") as its new independent public accountants. This change was approved by the Board of Directors, upon the recommendation of the Audit Committee of the Board of Directors. Andersen had reviewed the Company's financial statements for the quarter ended March 31, 2002; PwC handled all subsequent quarterly reviews.

      The audit reports issued by Andersen on the Company's consolidated financial statements for the years ended December 31, 2001 and December 31, 2000, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Moreover, during the Company's fiscal years ended December 31, 2001 and 2000, and through the Company's dismissal of Andersen on July 25, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      The Company filed with the Securities and Exchange Commission on July 30, 2002 a Current Report on Form 8-K describing its dismissal of Andersen and engagement of PwC. Prior to such filing, the Company provided Andersen with a copy of its Form 8-K disclosures and, after reasonable efforts to obtain a letter from Andersen confirming its agreement with the disclosures, was informed that Andersen was no longer issuing these letters. Consequently, in accordance with temporary Item 304T of Regulation S-K, no such letter from Andersen was included with the Form 8-K filing.

      During the years ended December 31, 2001 and 2000 and through July 25, 2002, the Company did not consult with PwC with respect to the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or events described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

      It is expected that representatives of PwC will be present at the Annual Meeting and be available to respond to questions. These representatives will also be given an opportunity to make a statement if they desire to do so.

                           DISCLOSURE OF AUDITOR FEES

      The following is a description of the fees billed to the Company by its independent auditors during the year ended December 31, 2002, consisting of both Andersen and PwC:

Fees payable to Arthur Andersen LLP

      Audit Fees. Audit fees paid by the Company to Andersen in connection with Andersen's review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the period ended March 31, 2002, totaled approximately $13,500.

      Financial Information Systems Design and Implementation Fees. The Company did not engage Andersen to provide advice to the Company regarding financial information systems design and implementation during the year ended December 31, 2002.

      All Other Fees. Fees paid by the Company to Andersen during the year ended December 31, 2002, for all other non-audit services rendered to the Company totaled approximately $82,500. Of this amount,

$19,000 was for routine tax services and $63,500 was for accounting and tax planning services related to the Company's plan to discontinue its management services business.

Fees payable to PricewaterhouseCoopers LLP

      Audit Fees. Audit fees incurred by the Company in connection with PwC's review and audit of the Company's annual financial statements for the year ended December 31, 2002, and PwC's review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the periods ended June 30, 2002 and September 30, 2002, totaled approximately $134,000. In addition, audit fees incurred by the Company in connection with PwC's re-audit of the Company's annual financial statements for the years ended December 31, 2000 and December 31, 2001, totaled approximately $156,000.

      Financial Information Systems Design and Implementation Fees. The Company did not engage PwC to provide advice to the Company regarding financial information systems design and implementation during the year ended December 31, 2002.

      All Other Fees. Fees incurred by the Company during the year ended December 31, 2002, for all other non-audit services rendered to the Company by PwC totaled approximately $17,900. Of this amount, $8,700 was for employee benefit services and $9,200 was for accounting services related to the Company's plan to discontinue its management services business.

                         MISCELLANEOUS AND OTHER MATTERS

      Stockholder List - A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of, and the number of shares registered in the name of, each stockholder, will be open to the examination of any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours, commencing June 13, 2003, and continuing through the date of the Annual Meeting, at the principal executive offices of the Company, 980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611.

      Solicitation -- The cost of this proxy solicitation will be borne by the Company. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

      Proposals of Stockholders -- Proposals of stockholders (i) intended to be considered at the Company's 2004 Annual Meeting of Stockholders (the "2004 Annual Meeting") and (ii) to be considered for inclusion in the Company's proxy statement and proxy for the 2004 Annual Meeting, must be received by the Secretary of the Company by no earlier than February 3, 2004, and no later than March 5, 2004.

      Other Business -- The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement and the Company's Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxies will vote such proxies as the Board of Directors directs.

                                        By order of the Board of Directors,

                                        John W. Lawrence, Jr.
                                        Secretary

Chicago, Illinois
May ___, 2003

ALL STOCKHOLDERS ARE REQUESTED TO VOTE NOW, EITHER BY TELEPHONE OR THE INTERNET, OR BY COMPLETING, DATING, SIGNING AND RETURNINIG THE ENCLOSED PROXY PROMPTLY.

[LOGO] NovaMed(SM)                                                          ANNUAL MEETING OF STOCKHOLDERS OF
       Eyecare, Inc.                                                              NOVAMED EYECARE, INC.
980 NORTH MICHIGAN AVENUE
SUITE 1620                                                                            June 24, 2003
CHICAGO, IL 60611
                                                                                Proxy Voting Instructions

                                                    VOTE BY MAIL
                                                    Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to NovaMed Eyecare, Inc., c/o ADP, 51 Mercedes
                                                    Way, Edgewood, NY 11717.

                                                    VOTE BY TELEPHONE - 1-800-690-6903
                                                    Use any touch-tone telephone to transmit your voting instructions up until 11:59
                                                    P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12- digit
                                                    Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                                                    VOTE BY INTERNET - www.proxyvote.com
                                                    Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                    NOVAMD             KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
====================================================================================================================================
NOVAMED EYECARE, INC.
                                            For     Withhold     For All     To withhold authority to vote for the nominee listed at
   1.   Election of Class I Director.       All        All        Except     left, mark "For All Except" and write the nominee's
                                                                             name on the line below.
        Nominee:     Stephen J. Winjum      |_|        |_|         |_|
                                                                             _______________________________________________________

   2.   Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

   PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS HEREON, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

   NOTE: Please date this Proxy and sign it exactly as your name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.


   -------------------------------------------                            ---------------------------------

   ===========================================                            =================================
   Signature [PLEASE SIGN WITHIN BOX]     Date                            Signature (Joint Owners)     Date

====================================================================================================================================

             \/ Please Detach and Mail in the Envelope Provided \/
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

================================================================================

                              NOVAMED EYECARE, INC.

         980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 24, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoints Stephen J. Winjum and Scott T. Macomber and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NovaMed Eyecare, Inc. to be held at The Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611, on Tuesday, June 24, 2003 at 2:00 p.m., Chicago time, and at any adjournments or postponements thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEE LISTED IN PROPOSAL 1, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

               (continued, and to be signed and dated, on reverse)

================================================================================